UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 19, 2025
(Date of earliest event reported)
FRANKLIN BSP REAL ESTATE DEBT BDC
(Exact Name of Registrant as Specified in its Charter)

Delaware	814-01736	99-1918767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number including area code) 212-588-6770
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

Lucid Prime Fund LLC Master Repurchase Agreements

On September 19, 2025, Franklin BSP Real Estate Debt BDC (the “Company”), through its indirect wholly-owned subsidiary FBRED BDC High Yield Securities, LLC (“Seller”), entered into a Master Repurchase Agreement (the
“MRA”) with Lucid Prime Fund LLC (“Lucid”). The MRA does not have a maximum commitment. There is no initial maturity date on the MRA.

In connection with the MRA, the Company entered into a Guarantee Agreement, dated as of September 19, 2025
(the “Guarantee Agreement”) under which the Company agreed to guarantee certain obligations of Seller under the
MRA.

The MRA and the Guarantee Agreement contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type.

The description of the MRA and Guarantee Agreement above is a summary and is qualified in its entirety by the terms of the MRA and Guarantee Agreement which will be filed as exhibits to the Company’s Form 10-Q for the quarter ended September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Real Estate Debt BDC

By:	/s/ Jerome S. Baglien
Name: Jerome S. Baglien
Title: Chief Financial Officer and Chief Operating Officer

Date: September 25, 2025